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                                   EXHIBIT 5























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                                  LAW OFFICES


                          DRINKER BIDDLE & REATH LLP

                      PHILADELPHIA NATIONAL BANK BUILDING
                             1345 CHESTNUT STREET
                         PHILADELPHIA, PA  19107-3496
                           Telephone: (215) 988-2700
                              Fax: (215) 988-2757


                                 June 3, 1997

Eastern Environmental Services, Inc.
1000 Crawford Place
Mt. Laurel, NJ  08054

Gentlemen:

            We have acted as counsel to Eastern Environmental Services, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement) relating to 2,500,000 shares of Common Stock of the Company, par value $.01 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1996 Stock Option Plan (the "Plan").

            In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-Laws, resolutions of its Board of Directors and stockholders, the Plan, and such other documents and corporate records as we have deemed appropriate in the circumstances.

            Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plan has been duly authorized by the necessary corporate action of the Board of Directors and stockholders of the Company, and such Shares, upon exercise of such options and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.



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            The opinions expressed herein are limited to the federal laws of the
United States, the General Corporation Law of the State of Delaware and the laws of the State of Pennsylvania.

            We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,



                                       /s/ DRINKER, BIDDLE & REATH LLP
                                       -------------------------------
                                       DRINKER, BIDDLE & REATH LLP


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